Exhibit 99.3

VSE Corporation Acquires Global Parts Group, Inc.

ALEXANDRIA, Va., July 26, 2021 - VSE Corporation (NASDAQ: VSEC), a leading provider of aftermarket distribution and maintenance, repair, and overhaul (MRO) services for land, sea and air transportation assets for government and commercial markets, today announced that it has acquired privately held Global Parts Group, Inc. (Global Parts) in an all-cash transaction valued at approximately $38 million, subject to customary working capital adjustments.

Global Parts is a fully integrated aftermarket distribution and MRO services provider supporting the global business and general aviation (B&GA) market. Global Parts’ distribution business focuses on supporting airframe components, while its repair capabilities extend to hydraulics and pneumatics. Global Parts’ experienced workforce operates from its distribution and MRO center of excellence in Augusta (Wichita), Kansas.

TRANSACTION RATIONALE

•Better positions VSE Aviation as a leading, comprehensive distribution and MRO solution provider to the B&GA market. By combining VSE Aviation’s existing B&GA part distribution and engine component accessories MRO services with Global Parts’ airframe-centric product distribution and MRO capabilities, business jet customers will have access to a more comprehensive on-demand repair and distribution solution unique to the market.

•Provides VSE Aviation with a diverse, growing base of new B&GA owners and operators. This transaction provides VSE access to Global Parts’ more than 3,000 small- and medium-sized business jet customers, representing more than 100 platforms. VSE Aviation expects to generate meaningful revenue opportunities as both new and existing business jet customers leverage the full breadth of combined repair and distribution capabilities.

•Better positions VSE as a consolidator of high quality, complementary B&GA assets. Given the fragmented nature of the B&GA services industry, this transaction further positions VSE as a well-capitalized market consolidator focused on achieving efficiencies of scale through both organic and inorganic growth.

•Financially accretive transaction. Global Parts generated approximately $65 million in total revenue in 2020. This transaction is immediately accretive to VSE’s Aviation segment.

MANAGEMENT COMMENTARY

“We are pleased to welcome the Global Parts team to the VSE family,” stated John Cuomo, President and CEO of VSE Corporation. “This transaction represents an important strategic investment for our Aviation segment, which significantly expands product distribution offerings and repair capabilities across a diverse base of global business and general aviation customers. Global Parts’ customer service-focused culture, long-term customer relationships, OEM supplier partnerships, consistent financial performance, and proven technical expertise are highly complementary to our existing business, providing the opportunity for both revenue and margin enhancement opportunities over a multi-year period.”

“We view the B&GA market as a significant long-term opportunity for our business,” stated Ben Thomas, President of VSE Aviation. “By bringing together Global Parts with our recently announced Pratt and Whitney Canada engine accessory distribution agreement and existing B&GA distribution and MRO offerings, we’ve laid a solid foundation to build a sustainable and profitable business of scale in this market. Business jet customers want a single end-to-end solution capable of providing them with replacement parts and MRO services on a 24/7 AOG basis. With the addition of Global Parts, VSE is well-equipped to meet the stringent, real-time demands of business jet owner-operators, positioning us to take share and drive growth into the ongoing aviation recovery.”

ADVISORS

Jones Day served as legal counsel to VSE Corporation.

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit www.vsecorp.com.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the Securities Exchange Commission (the “SEC”) in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning the expected benefits and financial impact of our acquisition of Global Parts, our operations, economic performance, financial condition, our growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the uncertainty surrounding the ongoing COVID-19 outbreak and the other factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2020. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward looking-statements, which reflect management's analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Noel Ryan
(720) 778-2415
investors@vsecorp.com

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